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                                                                   EXHIBIT 10.39

     This Enterprise Agreement (the "Agreement") is entered into as of the 15th day of May 2000 by and between IntraLinks, Inc., a Delaware corporation with its principal place of business at 1372 Broadway, New York, New York 10018 ("IntraLinks") and The Chase Manhattan Corporation with its principal place of business at 270 Park Avenue ("Chase").

     WHEREAS, IntraLinks offers Internet-based document management and communications services (the "Services");

     WHEREAS, IntraLinks and Chase have entered into a Stock Purchase Agreement, dated as of January 14, 2000 (the "Stock Purchase Agreement") whereby Chase has become a stockholder of IntraLinks and in connection with such transaction Chase has agreed to provide to IntraLinks a right of first refusal to provide the Services to Chase's global investment bank and by letter agreement dated January 24, 2000 (the "Letter Agreement") agreed to use its best efforts to reach certain revenue targets with respect to its purchase of the Services;

     WHEREAS, in contemplation of such agreement, Chase intends to broaden the use of the Services enterprise-wide through its Global Investment Bank and to cooperate with IntraLinks in promoting the Services to clients of Chase and other third parties;

     WHEREAS, in consideration for the above-referenced agreements of Chase contained in the Stock Purchase Agreement and the Letter Agreement, IntraLinks granted to Chase certain warrants to purchase IntraLinks Common Stock.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

          1.   Promotion and Marketing. Chase agrees to cooperate with
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IntraLinks in the promotion and marketing of the Services.

          2.   Right of First Option In the event that Chase desires to utilize
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internet-based document management and communications services for its Global
Investment Bank, Chase will provide IntraLinks with a first option to make a proposal to Chase to provide the Services. Chase shall provide IntraLinks with up to 15 days to respond to the request for a proposal; provided that, for the purposes of evaluating the request for proposal, Chase provides reasonable written information and access to Chase personnel. If IntraLinks wishes to respond to such request, IntraLinks shall respond to such request with a written scope of services within the time period requested by Chase.

          3.   Intellectual Property.
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               (a)  All of Chase's patents, copyrights, trade secrets and other intellectual property rights that were developed by Chase prior to this Agreement or independent of this Agreement shall be owned by Chase ("Chase Proprietary
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Information") and IntraLinks shall have no ownership or use rights therein except as stated in this Agreement or any other agreement between the parties.

               (b) All of IntraLinks patents, copyrights, trade secrets and other intellectual property rights that were developed by IntraLinks prior to this agreement or independent of this Agreement shall be owned by IntraLinks ("IntraLinks Proprietary Information") and Chase shall have no ownership or use rights therein except as stated in this Agreement or any other agreement between the parties.

               (c) In the event that the parties co-develop a Service under this Agreement, then all Work Product (as defined below) resulting from such co-development, including any ideas, concepts, techniques, technology, inventions, processes or works of authorship, whether or not made solely or jointly with others, (i) that are created or developed under this Agreement or (ii) that are created under this Agreement by Chase or IntraLinks as derivatives of Chase or IntraLinks Proprietary Information shall be deemed joint property ("Joint Property"). "Work Product" shall mean all services or other work product created or developed under this Agreement by IntraLinks and/or Chase (tangible, recorded or otherwise, and without regard to the form of recordation or state of completion), including, without limitation, working papers, narrative descriptions, reports, data, tapes, diskettes, software (source and object code), surveys and findings, and precursors such as product and strategic concepts and proposals, and all items of similar character. Neither party shall exploit the Joint Property until a definitive agreement is entered between the parties defining the rights and obligations with respect thereto. However, in no event, will the right granted to Chase with respect to the Joint Property be less than a 90-day exclusive period.

               (d) This Section 3 shall survive the expiration or termination of this Agreement and any relationship between the parties.

          4.   Notices. All notices, requests, demands and other communications
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required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, postage prepaid, to a party at the address set forth below or such other address as a party last provided to the other by written notice.

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          If to Chase:

                              The Chase Manhattan Corporation
                              270 Park Avenue, 36/th/ Floor
                              New York, NY 10017
                              Attention: Fran Nuchims

                              The Chase Manhattan Corporation
                              270 Park Avenue, 40th Floor
                              New York, NY 10017
                              Attention: Catherine M. Crowley, Esq.

          If to IntraLinks:


                              IntraLinks, Inc.
                              1372 Broadway, 12A
                              New York, NY 10018
                              Attention: Patrick J. Wack

          5.   General.

               (a)  Term. This Agreement shall have a term of two years from the
                    ----
date set forth above.

               (b)  Amendment, Modification and Waiver. The failure of either
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party to enforce its rights or to require performance by the other party of any term or condition of this Agreement shall not be construed as a waiver of such rights or of its right to require future performance of that term or condition. Any amendment or modification of this Agreement or any waiver of any breach of any term or condition of this Agreement must be in a writing signed by both parties in order to be effective and shall not be construed as a waiver of any continuing or succeeding breach of such term or condition, a waiver of the term or condition itself or a waiver of any right under this Agreement.

               (c)  Governing Law. This Agreement shall be governed and
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interpreted under the laws of the State of New York without regard to the conflicts of law provisions thereof.

               (d)  Headings. Headings and captions are for convenience of
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reference only and shall not be deemed to interpret, supersede or modify any provisions of this Agreement.

               (e)  Severability. In the event that any provision of this
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Agreement shall be determined by a court of competent jurisdiction to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

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               (f)  Assignment. This Agreement may not be assigned by either
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party without the consent of the other; provided, however, that IntraLinks may assign this agreement to a wholly-owned subsidiary without the consent of Chase.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives as of the date first above written.



THE CHASE MANHATTAN CORPORATION            INTRALINKS, INC.

By:_____________________________           By:_____________________________
Printed Name: __________________           Printed Name:___________________
Title:__________________________           Title:__________________________

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